UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrants’ telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2020, James J. Cleary was appointed to the Board of Directors (the “Board”) of Summit Midstream GP, LLC (the “general partner”), which manages and operates Summit Midstream Partners, LP (the “Partnership”), to serve as a member of the Board until his successor is duly elected and qualified or until his earlier resignation, removal or death. There is no arrangement or understanding between Mr. Cleary and any other persons pursuant to which he was appointed. The Board considered the independence of Mr. Cleary under the NYSE listing standards and concluded that he is an independent director under the applicable NYSE standards. There are no transactions in which Mr. Cleary has an interest that require disclosure under Item 404(a) of Regulation S-K under the 1933 Act.

Mr. Cleary will be a Class III director and will serve as a member on the Compensation and Corporate Governance and Nominating Committees of the Board. Since 2012, Mr. Cleary has served as a Managing Director of Global Infrastructure Partners, a leading private equity infrastructure fund with over $60 Billion under management and a focus on the energy, transport and water/waste industries. Prior to that, from 1999 until its acquisition by Kinder Morgan in 2012, Mr. Cleary served in various leadership roles for El Paso Corporation, a Fortune 500 energy company, including service as the President of Western Pipelines and President of the ANR Pipeline Company. From 1979 until 1999, Mr. Cleary served in various capacities of increasing responsibility with Sonat Inc., a Fortune 500 energy company, including service as the Executive Vice President & General Counsel of Southern Natural Gas Company, which was Sonat’s pipeline business. In addition to his experience as an executive, Mr. Cleary has had significant experience in the boardroom, having served on the board of the general partner of Access Midstream Partners, L.P., a large midstream master limited partnership, and he currently serves on the board of directors of Gibson Energy, Inc., a Canadian public company that transports, stores, processes and markets crude oil and refined products in Canada and the United States. He has a B.A. in Sociology from the College of William & Mary and a J.D. from Boston College Law School. Mr. Cleary brings a wide variety of experience in business development, operations, legal, and corporate governance with respect to environmental, health and safety issues in the energy industry to the Partnership’s Board of Directors.

Mr. Cleary will receive the following compensation for his service on the Board (and its committees) in accordance with the General Partner’s independent director compensation program: (i) an $80,000 annual cash retainer; (ii) $100,000 in annual unit compensation; (iii) an annual retainer of $5,000 for his service on the Compensation Committee of the Board and (iv) an annual retainer of $5,000 for his service on the Corporate Governance and Nominating Committee of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Dated:	June 4, 2020	/s/ Marc D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer

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